Exhibit 99.1
Sandisk Reports Fiscal Second Quarter 2026 Financial Results
News Summary
•Second quarter revenue was $3.03 billion, up 31% sequentially and above the guidance range, with GAAP net income reported at $803 million ($5.15 diluted net income per share). Second quarter Non-GAAP diluted net income per share was $6.20.
•Datacenter revenue was up 64% sequentially, driven by strong adoption among AI infrastructure builders, semi-custom customers, and technology companies deploying AI at scale.
•Expect third quarter revenue to be in the range of $4.40 billion to $4.80 billion, with expected Non-GAAP diluted net income per share to be in the range of $12.00 to $14.00.

MILPITAS, Calif. — January 29, 2026 — Sandisk Corporation (Nasdaq: SNDK) today reported fiscal second quarter financial results.

“This quarter’s performance underscores our agility in capitalizing on better product mix, accelerating enterprise SSD deployments, and strengthening market demand dynamics, all at a time when the critical role that our products play in powering AI and the world’s technology is being recognized,” said David Goeckeler, CEO, Sandisk. “Our structural reset to align supply with attractive, sustained demand positions us to drive disciplined growth and deliver industry-leading financial performance.”

Q2 2026 Financial Highlights

	GAAP			Non-GAAP
($ in millions, except per share amounts)	Q2 2026	Q1 2026	Q/Q	Q2 2026	Q1 2026	Q/Q
Revenue	$3,025	$2,308	up 31%	$3,025	$2,308	up 31%
Gross Margin	50.9%	29.8%	up 21.1 ppt	51.1%	29.9%	up 21.2 ppt
Operating Expenses	$476	$511	down 7%	$413	$446	down 7%
Operating Income	$1,065	$176	up 505%	$1,133	$245	up 362%
Net Income	$803	$112	up 617%	$967	$181	up 434%
Diluted Net Income Per Share	$5.15	$0.75	up 587%	$6.20	$1.22	up 408%

	GAAP			Non-GAAP
($ in millions, except per share amounts)	Q2 2026	Q2 2025	Y/Y	Q2 2026	Q2 2025	Y/Y
Revenue	$3,025	$1,876	up 61%	$3,025	$1,876	up 61%
Gross Margin	50.9%	32.3%	up 18.6 ppt	51.1%	32.5%	up 18.6 ppt
Operating Expenses	$476	$411	up 16%	$413	$376	up 10%
Operating Income	$1,065	$195	up 446%	$1,133	$233	up 386%
Net Income	$803	$104	up 672%	$967	$178	up 443%
Diluted Net Income Per Share	$5.15	$0.72	up 615%	$6.20	$1.23	up 404%

End Market Summary

Revenue ($ in millions)	Q2 2026	Q1 2026	Q/Q	Q2 2025	Y/Y
Datacenter	$440	$269	up 64%	$250	up 76%
Edge	$1,678	$1,387	up 21%	$1,028	up 63%
Consumer	$907	$652	up 39%	$598	up 52%
Total Revenue	$3,025	$2,308	up 31%	$1,876	up 61%
Additional details can be found within the Company’s earnings presentation, which is accessible online at investor.sandisk.com.

Business Outlook for Fiscal Third Quarter of 2026

(in millions, except per share amounts)	GAAP(1)	Non-GAAP(1)
Revenue	$4,400 to $4,800	$4,400 to $4,800
Gross Margin	64.9% to 66.9%	65.0% to 67.0%
Operating Expenses	$496 to $532	$450 to $470
Interest and Other Expense, Net	$23 to $28	$25 to $30
Tax Expense (2)	N/A	$325 to $375
Diluted Net Income Per Share	N/A	$12.00 to $14.00
Diluted Shares Outstanding	~157	~157

(1) Non-GAAP gross margin guidance excludes stock-based compensation expense and expense for short-term incentives granted in connection with the separation, totaling approximately $3 million to $5 million. The Company’s Non-GAAP operating expenses guidance excludes stock-based compensation expense and expense for short-term incentives granted in connection with the separation, totaling approximately $46 million to $62 million . The Company’s Non-GAAP interest and other expenses, net guidance excludes the accretion of the present value discount on consideration receivable from the sale of an interest in a subsidiary, totaling approximately $2 million. In the aggregate, Non-GAAP diluted net income per share guidance excludes these items totaling $47 million to $65 million. The timing and amount of these charges excluded from Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP interest and other expenses, net, and Non-GAAP diluted net income per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the Company excludes from its Non-GAAP diluted net income per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP interest and other expenses, net, and Non-GAAP diluted net income per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, interest and other expenses, net and diluted net income per share, respectively) are not available without unreasonable effort.
(2) Non-GAAP tax expense is determined based on a Non-GAAP pre-tax income or loss. Our estimated Non-GAAP tax expense may differ from our GAAP tax expense (i) due to differences in the tax treatment of items excluded from our Non-GAAP net income or loss; (ii) due to the fact that our GAAP income tax expense or benefit recorded in any interim period is based on an estimated forecasted GAAP tax expense for the full year, excluding loss jurisdictions; and (iii) because our GAAP taxes recorded in any interim period are dependent on the timing and determination of certain GAAP operating expenses.

Basis of Presentation
On February 21, 2025, Sandisk Corporation (the “Company”) completed its separation from Western Digital Corporation (“WDC”) and became a standalone publicly traded company.
The Company’s financial and operating results after the separation are presented on a consolidated basis. For periods prior to the separation, the Company’s historical combined financial statements were prepared on a carve-out basis and were derived from WDC’s consolidated financial statements and accounting records and prepared as if the Company existed on a standalone basis. The financial statements for all periods presented, including the historical results of the Company prior to February 21, 2025, are now referred to as “Consolidated Financial Statements” and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).
Investor Communications
The investment community conference call to discuss these results and the Company’s business outlook for the fiscal third quarter of 2026 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.sandisk.com.
About Sandisk
Sandisk is a leading developer, manufacturer and provider of data storage devices and solutions based on NAND flash technology. With a differentiated innovation engine driving advancements in storage and semiconductor technologies, our broad and ever-expanding portfolio delivers powerful flash storage solutions for everyone from students, gamers and home offices, to the largest enterprises and public clouds to capture, preserve, access and transform an ever-increasing diversity of data. Our solutions include a broad range of solid state drives, embedded products, removable cards, universal serial bus drives, and wafers and components. Learn more about Sandisk at www.Sandisk.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements regarding expectations for: the Company’s business outlook and operational and financial performance for the fiscal third quarter of 2026 and beyond; the Company’s ability to capitalize on improved product mix, accelerating enterprise SSD deployments, and strengthening market demand dynamics; the strategic importance of the Company’s products in powering global technology infrastructure; the effectiveness of actions taken to align supply with sustained, attractive demand; the Company’s expectations for growth; and the Company’s ability to deliver industry-leading financial performance. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. The financial results for the Company’s fiscal second quarter ended January 2, 2026 included in this press release represent the most current information available to management. Actual results when disclosed in the Company’s Form 10-Q may differ from these results as a result of the completion of the Company’s financial closing procedures; final adjustments; completion of the review by the Company’s independent registered accounting firm; and other developments that may arise between now and the filing of the Company’s Form 10-Q. Other key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: adverse changes in global or regional economic conditions, including the impact of evolving trade policies, tariff regimes and trade wars; volatility in demand for the Company’s products; pricing trends and fluctuations in average selling prices; inflation; changes in interest rates and a potential economic recession; future responses to and effects of global health crises; the impact of business and market conditions; the impact of competitive products and pricing; the Company’s development and introduction of products based on new technologies and management of technology transitions; risks associated with strategic initiatives, including restructurings, acquisitions, divestitures, cost saving measures and joint ventures; risks related to product defects; difficulties or delays in manufacturing or other supply chain disruptions; our reliance on strategic relationships with key partners, including Kioxia Corporation; the attraction, retention and development of skilled management and technical talent; risks associated with the use of artificial intelligence in our business operations; the Company’s level of debt and other financial obligations; changes to the Company’s relationships with key customers or consolidation among our customer base; compromise, damage or interruption from cybersecurity incidents or other data system security risks; our reliance on intellectual property; fluctuations in currency exchange rates; actions by competitors; risks associated with compliance with changing legal and regulatory requirements; future material impairments in the value of our goodwill and other long-lived assets; our ability to achieve some or all of the expected benefits of the separation from WDC; and other risks and uncertainties listed in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.
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Sandisk and the Sandisk logo are registered trademarks or trademarks of Sandisk Corporation or its affiliates in the United States and/or other countries.

SANDISK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; except par value, unaudited)

	January 2, 2026	June 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,539	$1,481
Accounts receivable, net	1,239	1,068
Inventories	1,970	2,079
Income tax receivable	45	66
Other current assets	357	392
Total current assets	5,150	5,086
Property, plant and equipment, net	631	619
Notes receivable and investments in Flash Ventures	677	654
Goodwill	4,995	4,999
Deferred tax assets	62	58
Income tax receivable, non-current	98	80
Other non-current assets	1,385	1,489
Total assets	$12,998	$12,985
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$436	$366
Accounts payable to related parties	433	400
Accrued expenses	393	425
Accrued compensation	273	173
Income tax payable	99	43
Current portion of long-term debt	20	20
Total current liabilities	1,654	1,427
Deferred tax liabilities	22	17
Long-term debt	583	1,829
Other liabilities	526	496
Total liabilities	2,785	3,769
Commitments and contingencies (Notes 10, 11, 14 and 15)
Shareholders’ equity:
Common stock, $0.01 par value; authorized — 450 shares; issued and outstanding — 148 shares and 146 shares, respectively	$1	$1
Additional paid-in capital	11,336	11,248
Accumulated deficit	(869)	(1,784)
Accumulated other comprehensive loss	(255)	(249)
Total shareholders’ equity	10,213	9,216
Total liabilities and shareholders’ equity	$12,998	$12,985

SANDISK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	January 2, 2026	December 27, 2024	January 2, 2026	December 27, 2024
Revenue, net	$3,025	$1,876	$5,333	$3,759
Cost of revenue	1,484	1,270	3,105	2,427
Gross profit	1,541	606	2,228	1,332
Operating expenses:
Research and development	327	279	643	562
Selling, general and administrative	139	142	318	272
Business separation costs	9	21	18	41
Employee termination and other	1	3	(2)	5
(Gain) loss on business divestiture	—	(34)	10	(34)
Total operating expenses	476	411	987	846
Operating income	1,065	195	1,241	486
Interest and other expense:
Interest income	12	2	28	5
Interest expense	(25)	(4)	(65)	(6)
Other expense, net	(115)	(20)	(143)	(45)
Total interest and other expense, net	(128)	(22)	(180)	(46)
Income before taxes	937	173	1,061	440
Income tax expense	134	69	146	125
Net income	$803	$104	$915	$315

Net income per common share:
Basic	$5.46	$0.72	$6.27	$2.17
Diluted	$5.15	$0.72	$6.02	$2.17

Weighted average shares outstanding:
Basic	147	145	146	145
Diluted	156	145	152	145

SANDISK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended		Six Months Ended
	January 2, 2026	December 27, 2024	January 2, 2026	December 27, 2024
Cash flows from operating activities
Net income	$803	$104	$915	$315
Adjustments to reconcile net income to net cash provided by (used in) operations:
Depreciation and amortization	38	36	74	90
Stock-based compensation	58	48	111	89
Deferred income taxes	(13)	28	(10)	23
Gain on disposal of assets	—	(1)	—	(1)
Impairment of cost method investments	5	1	5	1
Unrealized foreign exchange (gain) loss	19	3	20	(5)
(Gain) loss on sale of business divestiture	—	(34)	10	(34)
Amortization of debt issuance costs and discounts	3	—	5	—
Equity loss in investees, net of dividends received	19	49	46	59
Gain on sale of investments	(9)	—	(9)	—
Other non-cash operating activities, net	33	4	27	10
Settlement of accrued interest on Notes due to Western Digital Corporation	—	—	—	(96)
Changes in:
Accounts receivable, net	(46)	133	(171)	31
Inventories	(63)	(103)	109	(252)
Accounts payable	45	24	75	57
Accounts payable to related parties	(53)	(93)	33	(54)
Accrued expenses	5	185	(38)	13
Accrued compensation	65	19	100	6
Other assets and liabilities, net	110	(308)	205	(288)
Net cash provided by (used in) operating activities	1,019	95	1,507	(36)
Cash flows from investing activities
Purchases of property, plant and equipment	(39)	(48)	(89)	(115)
Proceeds from dispositions of business	—	191	25	191
Notes receivable issuances to Flash Ventures	(169)	(252)	(256)	(266)
Notes receivable proceeds from Flash Ventures	32	120	129	182
Distributions from Flash Ventures	—	176	—	176
Strategic investments and other, net	11	1	11	1
Net cash provided by (used in) investing activities	(165)	188	(180)	169
Cash flows from financing activities
Issuance of stock under employee stock plans	24	—	24	—
Taxes paid on vested stock awards under employee stock plans	(32)	—	(47)	—
Repayment of debt	(750)	—	(1,250)	—
Proceeds from borrowings on Notes due to Western Digital Corporation	—	550	—	550
Proceeds from principal repayments on Notes due from Western Digital Corporation	—	—	—	101
Repayments of principal on Notes due to Western Digital Corporation	—	—	—	(76)
Transfers to Western Digital Corporation	—	(420)	—	(231)
Net cash provided by (used in) financing activities	(758)	130	(1,273)	344
Effect of exchange rate changes on cash	1	(2)	4	(1)
Changes in cash and cash equivalents classified as assets held for sale	—	71	—	—
Net increase in cash and cash equivalents	97	482	58	476
Cash and cash equivalents, beginning of year	1,442	322	1,481	328
Cash and cash equivalents, end of period	$1,539	$804	$1,539	$804

Supplemental disclosure of cash flow information:
Cash paid for interest	$14	$1	$62	$99
Cash received for interest	12	1	28	2
Cash paid for income taxes	53	—	92	—
Non-cash transfers of:
Notes due to (from) Western Digital Corporation	—	295	—	673
Other assets and liabilities, net, from Western Digital Corporation	—	38	—	44
Property, plant and equipment from Western Digital Corporation	—	22	—	25
Tax balances to Western Digital Corporation	—	(21)	—	(14)

SANDISK CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended			Six Months Ended
	January 2, 2026	October 3, 2025	December 27, 2024	January 2, 2026	December 27, 2024
GAAP gross profit	$1,541	$687	$606	$2,228	$1,332
Stock-based compensation expense	5	4	3	9	9
Non-GAAP gross profit	$1,546	$691	$609	$2,237	$1,341

GAAP operating expenses	$476	$511	$411	$987	$846
Stock-based compensation expense	(53)	(49)	(45)	(102)	(80)
Business separation costs	(9)	(9)	(21)	(18)	(41)
Employee termination and other	(1)	3	(3)	2	(5)
(Loss) gain on business divestiture	—	(10)	34	(10)	34
Non-GAAP operating expenses	$413	$446	$376	$859	$754

GAAP operating income	$1,065	$176	$195	$1,241	$486
Gross profit adjustments	5	4	3	9	9
Operating expense adjustments	63	65	35	128	92
Non-GAAP operating income	$1,133	$245	$233	$1,378	$587

GAAP interest and other expense, net	$(128)	$(52)	$(22)	$(180)	$(46)
Other, net	94	10	(4)	104	(4)
Non-GAAP interest and other expense, net	$(34)	$(42)	$(26)	$(76)	$(50)

GAAP income tax expense	$134	$12	$69	$146	$125
Income tax adjustments	(2)	10	(40)	8	(29)
Non-GAAP income tax expense	$132	$22	$29	$154	$96

SANDISK CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended			Six Months Ended
	January 2, 2026	October 3, 2025	December 27, 2024	January 2, 2026	December 27, 2024
GAAP net income	$803	$112	$104	$915	$315
Stock-based compensation expense	58	53	48	111	89
Business separation costs	9	9	21	18	41
Employee termination and other	1	(3)	3	(2)	5
(Gain) loss on business divestiture	—	10	(34)	10	(34)
Other, net	94	10	(4)	104	(4)
Income tax adjustments	2	(10)	40	(8)	29
Non-GAAP net income	$967	$181	$178	$1,148	$441

Diluted net income per share
GAAP	$5.15	$0.75	$0.72	$6.02	$2.17
Non-GAAP	$6.20	$1.22	$1.23	$7.55	$3.04

Diluted weighted average shares outstanding:
GAAP	156	149	145	152	145
Non-GAAP	156	149	145	152	145

Cash flows
Cash flow provided by (used in) operating activities	$1,019	$488	$95	$1,507	$(36)
Purchases of property, plant and equipment, net	(39)	(50)	(48)	(89)	(115)
Free cash flow	980	438	47	1,418	(151)
Activity related to Flash Ventures, net	(137)	10	44	(127)	92
Adjusted free cash flow	$843	$448	$91	$1,291	$(59)

To supplement the condensed consolidated financial statements presented in accordance with GAAP, the table above sets forth Non-GAAP gross profit; Non-GAAP operating expenses; Non-GAAP operating income; Non-GAAP interest and other expense, net; Non-GAAP income tax expense; Non-GAAP net income; Non-GAAP diluted net income per share; Non-GAAP diluted weighted average shares outstanding; Free cash flow; and Adjusted free cash flow (collectively, the “Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or alternatives for measures prepared in accordance with GAAP and may be different from similarly titled Non-GAAP measures used by other companies. The Company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the Company’s earnings performance and comparing it against prior periods. Specifically, the Company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains, and losses that the Company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the Company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, stock-based compensation expense, business separation costs, employee termination and other, (gain) loss on business divestiture, other adjustments, and income tax adjustments. The Company believes these measures, along with the related reconciliations to the most directly comparable GAAP measures, provide additional detail and comparability for assessing the Company’s results. These Non-GAAP measures are some of the primary indicators management uses for assessing the Company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
As described above, the Company excludes the following items from its Non-GAAP measures:
Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of the business over time and compare it against the Company’s peers, a majority of whom also exclude stock-based compensation expense from their Non-GAAP results.
Business separation costs. On October 30, 2023, Western Digital Corporation (“WDC”) announced that its board of directors (the “WDC Board of Directors”) authorized management to pursue a plan to separate the Company into an independent public company. The separation received final approval by the WDC Board of Directors and was completed on February 21, 2025. Prior to February 21, 2025, the Company was wholly-owned by WDC. As a result of the plan, the Company incurred separation and transition costs through the completion of the separation of the companies. The separation and transition costs are recorded within Business separation costs in the Condensed Consolidated Statements of Operations. The Company believes these charges do not reflect the Company’s operating results and that they are not indicative of the underlying results of its business.
Employee termination and other. From time to time, in order to realign the Company’s operations with anticipated market demand, the Company may terminate employees and/or restructure its operations. From time to time, the Company may also incur charges from the impairment of long-lived assets. In addition, the Company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods as well as from taking actions to reduce the amount of capital invested in facilities, including the sale-leaseback of facilities. These charges or credits are inconsistent in amount and frequency, and the Company believes they are not indicative of the underlying performance of its business.

(Gain) loss on business divestiture. In connection with the Company’s strategic decision to outsource the manufacturing of certain components and assemblies, on September 28, 2024, the Company completed the sale of 80% of its equity interest in one of its manufacturing subsidiaries. On September 25, 2025, the Company entered into an Amendment No. 1 to the Amended and Restated Equity Purchase Agreement that included a $10 million provision for working capital support. The Company recognized the adjustment as a Loss on business divestiture for the three months ended October 3, 2025. The overall transaction resulted in a discrete gain, which the Company believes is not indicative of the underlying performance of its ongoing business operations.
Other adjustments. From time to time, the Company incurs charges or gains that the Company believes are not a part of the ongoing operation of its business. For the three and six months ended January 2, 2026, Other adjustments include charges for the settlement of certain previously existing legal matters and the impairment of an investment, partially offset by a gain upon sale of an investment. The resulting expense or benefit is inconsistent in amount and frequency.
Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual Non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain Non-GAAP pre-tax adjustments. The income tax adjustments also include the re-measurement of certain unrecognized tax benefits primarily related to tax positions taken in prior quarters, including interest. These adjustments are excluded because the Company believes that they are not indicative of the underlying performance of its ongoing business.
Additionally, Free cash flow is defined as cash flows provided by (used in) operating activities less purchases of property, plant and equipment, net, and Adjusted free cash flow is defined as free cash flow plus the activity related to Flash Ventures, net. The Company considers Free cash flow and Adjusted free cash flow generated in any period to be useful indicators of cash that is available for strategic opportunities, including, among others, investing in the Company’s business, making strategic acquisitions, repaying debt, and strengthening the balance sheet.

Company Contacts:
Sandisk Corporation

Investor Contact:	Media Contact:
Ivan Donaldson	Media Relations
E: ivan.donaldson@sandisk.com	mediainquiries@sandisk.com
investors@sandisk.com